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                                                                 Exhibit 99.2(l)


                                     Dechert
                              1775 Eye Street, N.W.
                           Washington, D.C. 20006-2401

                                January 22, 2001



Scudder Weisel Capital Entrepreneurs Fund
88 Kearny Street
San Francisco, CA 94108

Ladies and Gentlemen:


     We consent to the reference to Dechert under the caption "Legal Counsel" in the Statement of Additional Information, which is incorporated by reference into the Prospectus comprising a part of the Registration Statement.


                                           Very truly yours,

                                           /s/ Dechert